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                                                                    EXHIBIT 10.1

                        CONSULTING AGREEMENT AND RELEASE

         THIS CONSULTING AGREEMENT AND RELEASE (the "Agreement") is entered into on the 29th day of October, 1999, to be effective on and from August 1, 1999, by and between Jack P. Reid (the "Consultant"), and the Holly Corporation, its subsidiaries, affiliates and related entities (the "Company").

                                    RECITALS

         A. The Consultant has been employed by the Company in the position of Executive Vice President of the Company. Consultant is transitioning to retirement status.

         B. The Company seeks to assist this transition while maintaining the ability to utilize the Consultant's expertise.

         C. The parties seek to provide for an orderly transition and establish the duties and relationship between them.

                             IT IS THEREFORE AGREED:

         1. CONSIDERATION. The parties acknowledge the adequacy of consideration as expressed by the recitations and mutual covenants in this Agreement.

         2. PAYMENTS TO AND/OR ON BEHALF OF CONSULTANT. In consideration for the covenants and promises contained in this Agreement, the Company agrees to provide the Consultant the following consideration:

                  (a) SALARY. Beginning effective August 1, 1999, the Company will pay to the Consultant a Monthly Consulting Fee of Twenty-Seven Thousand Five Hundred Dollars ($27,500.00) on the first business day of each month during the term of this Agreement.

                  (b) EXPENSES. The Company will reimburse the Consultant for all necessary and normal expenses incurred by the Consultant in the course of his provision of services, provided such expenses are pre-approved by the Company or part of a standardized expense list to be provided to the Consultant.

                  (c) MEDICAL COVERAGE. Consultant will have the right to continue coverage under the Company's medical benefit plan under the terms applicable for eligible retired employees of the Company.

                  (d) INDEMNITY: Consultant will continue to be indemnified by Holly in the same manner under Holly's by-laws as a Consultant as if he were still an employee. Nothing in this Agreement terminates, expands or alters Holly's obligations to indemnify the Consultant


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with respect to any litigation or other consequences related to his prior actions as an employee, to the extent such conduct is covered by Holly's corporate indemnification policy and/or by-laws.

         3. COVENANTS OF CONSULTANT. In consideration for the covenants and promises of the Company contained in this Agreement, the Consultant agrees to perform consulting services. In regard to these services, the Consultant makes the following promises and covenants:

                  (a) TALENT. The Consultant will perform consulting services related to his areas of expertise and regarding the areas of service he has provided to the Company over the past 30 years.

                  (b) TIME. The Consultant further agrees he will make himself available to the Company for the provision of consulting services as reasonably requested by the Company (1) to timely respond to and use sufficient research and analysis to fully address specific Company questions, research and business needs on specific issues, concerns and/or matters as to which the Consultant has knowledge or expertise and (2) to assist the Company's directors, officers, executives or attorneys in the furtherance of these consulting duties.

                  (c) CONFIDENCES. The Consultant acknowledges that he has had access and may continue to have access to certain Confidential Information and that Confidential Information has come into the Consultant's possession as an employee of the Company and may come into the Consultant's possession as a result of the services provided pursuant to this Agreement. The Consultant agrees to treat all such information as confidential, take all necessary precautions to protect the confidentiality of such information, and not disclose the information to any person without the written consent of the Company. "Confidential Information" is defined in Section 6 of this Agreement. The Consultant acknowledges that this Confidential Information is confidential, and that it is a special, unique, and valuable asset of the Company.

         4. DURATION OF AGREEMENT. The term of this Agreement begins effective August 1, 1999 and continues until July 31, 2002, except as further detailed in
Section 9(g). In the case of the Consultant's death or disability, payments under this Agreement will continue to the consultant, or his estate, heirs or assigns for the duration of the Agreement. Disability, for the purpose of this Agreement, means the inability to perform the essential functions of the Consultant's duties under this Agreement, with or without accommodation, because of a physical or mental impairment.

         5. PROPERTY RIGHTS. All documents or other tangible property relating in any way to the business of the Company which are or have been conceived or generated by the Consultant or which have come into the Consultant's possession during his employment or the term of this Agreement shall be and remain the property of the Company. The Consultant will return all such documents and tangible property to the Company on the expiration of this Agreement or at such earlier time as the Company may request. The Consultant further agrees that all non-confidential property or equipment provided by the Company to the Consultant during the


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term of his prior employment or this Agreement will remain the property of the
Company and the Consultant agrees to return such property upon the expiration of this Agreement.

         6. CONFIDENTIAL INFORMATION. The term "Confidential Information" as used in this Agreement includes all business files, ideas, materials, information, data, methods, business programs, development strategies, technical improvements, software, inventions, patents, copyrights, customer lists, marketing strategies, or plans developed, used or employed by the Company that are disclosed to or developed by the Company as a consequence of or through the disclosures made by the Company and not generally known to or by competing businesses about the Company or its customers. "Confidential Information" also includes all information regarding the Company's financial affairs, marketing, business strategies, pricing, products, properties, processes, services, customer lists, employees' names, addresses, employment histories, compensation, placements, or any other customer or employee information contained in the Company's records; "Confidential Information" also includes all items protected by the attorney-client privilege or other legal privileges; provided, however, that Confidential Information shall not include any data or information which has been disclosed to or has become generally known by the public.

         7. NONCOMPETITION AGREEMENT. The Consultant agrees that during the term of this Agreement, the Consultant, on his own behalf or on behalf of any other person or entity, will not directly or indirectly compete against the Company. This noncompetition agreement includes any action of the Consultant whether acting for himself, or as a partner, officer, principal, director, stockholder, holder of any equity security, consultant, employer, agent, or in any other individual or representative capacity. This noncompetition agreement includes direct competition or competing indirectly by giving or performing professional services in any field related to the business of the Company, including petroleum drilling, refining, distribution, marketing, or other petroleum related industries. This noncompetition agreement includes engaging in, or giving any business advice, consulting or professional services to any person, firm, partnership, association, corporation or other entity that directly or indirectly competes with the Company in the provision of petroleum and petroleum related products and services developed or in development during the Consultant's employment with, or the period of providing consulting services to, the Company. Conduct contrary to the terms of this noncompetition agreement, remaining uncured after 30 days notice, will constitute a voluntary waiver of all remaining consideration under Sections 2 (a) and (b) of this Agreement.

         8. MUTUAL RELEASES AND WAIVERS OF CLAIMS.

                  (a) CONSULTANT'S RELEASE OF HOLLY: The Consultant, for himself and on behalf of his attorneys, heirs, assigns, successors, executors and administrators, irrevocably and unconditionally releases, acquits, waives, and forever discharges the Company and its current and former parent, subsidiaries, affiliated and related corporations, firms, associations, partnerships and entities, their successors, assigns, current and former owners, shareholders, partners, directors, officers, employees, agents, attorneys, representatives and insurers (hereinafter collectively referred to as "releasees") from or regarding any and all claims, complaints,



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liabilities, obligations, damages, and causes of action. This release applies to all claims, including, but not limited to claims of negligence, gross negligence, tort, contract, or statute, including claims under the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq., the Texas Commission on Human Rights Act, the Texas Payday Act, and any other municipal, local, state or federal statutory law, regulatory law or common law for any actions or omissions, whether known or unknown, and whether connected with the employment of the Consultant by the Company or not, which exist or may have existed prior to, or contemporaneously with, the execution of this Agreement.
The release does not cover future conduct or waive any rights arising under this Agreement.

                  (b) HOLLY'S RELEASE OF CONSULTANT: In further consideration of the promises made in this Agreement, Holly releases, acquits, and forever discharges Consultant from any and all causes of actions, claims, damages, including attorney's fees Holly may have against Consultant which could have arisen out of Consultant's employment or separation from employment, whether known or unknown, presently asserted or otherwise. The release does not cover future conduct or waive any rights arising under this Agreement.

                  (c) WARRANTIES REGARDING RELEASE: Both parties warrant and represent that neither currently is actually aware of any claim that the other may have against it.

         9. MISCELLANEOUS.

                  (a) SEVERABILITY. In the event that any provision of this Agreement shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if the illegal or invalid provision had never been inserted. Furthermore, in lieu of each illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and still be legal, valid, and enforceable.

                  (b) CHOICE OF LAWS AND VENUE. This Agreement shall be governed and construed in accordance with the laws of the State of Texas. In the event that any judicial proceedings are instituted concerning the interpretation or enforcement of this Agreement, exclusive venue over such proceedings shall be vested in the courts sitting in Dallas County, Texas.

                  (c) MERGER - NO OTHER AGREEMENTS. This Agreement constitutes the entire Agreement between the parties with respect to the transactions contemplated in this Agreement and there are no understandings or agreements relating to this Agreement that are not fully expressed in this Agreement. Save and except retirement and medical benefit plans, this Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement, provided however, that nothing contained in this agreement (save and except the actual transition to retirement/consulting status) shall be held to limit or otherwise prevent or interfere with the Consultant's retirement or health benefits which he may or may not have


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otherwise been eligible for under the Company's retirement or benefit plans. No representations, oral or written, are being relied upon by either party in executing this Agreement, other than the express representations in this Agreement.

                  (d) WRITTEN MODIFICATION ONLY. This Agreement may be amended, superseded, canceled, renewed, or modified, and the terms hereof may be waived, only by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising the right, power or privilege under this Agreement shall constitute a waiver thereof.

                  (e) PERSONAL SERVICES NOT ASSIGNABLE. This is an Agreement for personal services and obligations, and neither this Agreement nor any other rights, interests, or obligations under this Agreement shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided however that the Consultant shall have the right to assign any or all of his rights and interests, but not his obligations, under this Agreement to any entity in which the Consultant and/or persons related by blood or marriage to the Consultant own a controlling interest. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns and legal representatives.

                  (f) MULTIPLE ORIGINALS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  (g) SURVIVAL. Paragraphs 2(c) and 2(d) shall survive and be unaffected by the expiration or termination of this Agreement. Paragraphs 5, 6, and 8 of this Agreement shall survive the expiration or termination of this Agreement and shall remain in full force and effect until the year 2025.

                  (h) PARAGRAPH HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  (i) VERB TENSE USAGE. Except where the context otherwise clearly limits the tense of the verbs used in this Agreement, whenever the use of the future tense of a verb or sentence is used, it includes both the present tense and the past tense.

                  (j) INSURANCE COVERAGE. Nothing in this Agreement alters, expands, retracts or affects any coverage which the Consultant may or may not be afforded or of which Consultant may or may not be a beneficiary under the Company's general liability or errors and omissions insurance policies, as is provided by the terms of any such policies, as the case may or may not be.

                  (k) RIGHTS OF THE CONSULTANT. It is generally agreed and understood by the Company and the Consultant that this Agreement contains a general release. The Consultant has knowingly and voluntarily waived any existing rights he may have pursuant to the Age


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Discrimination in Employment Act of 1967 and the Older Workers Benefit
Protection Act. Further, the Consultant acknowledges the receipt of good and valuable consideration set forth in this Agreement in exchange for this waiver of actual or potential claims. It is expressly understood by the Consultant that this waiver does not impact any claims under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act which may arise for acts or omissions of the Company occurring after the execution of this release and waiver. The Company has advised the Consultant he has the right to seek the advise of legal counsel prior to signing this Agreement, and the Consultant represents that he has had the opportunity to seek such advise prior to signing this Agreement. The parties acknowledge, warrant and represent that (1) they have relied solely on their own judgment and that of their own attorneys and representatives regarding the consideration for, and the terms of this Agreement
(2) they have been given a reasonable period to consider this Agreement, (3) they have read and understood the Agreement, (4) they understand that it includes a general release of all claims, known or unknown, and (5) no statements made by the other have in any way coerced or unduly influenced the execution of this Agreement.

         Furthermore, the Consultant acknowledges that in accordance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, he has been given at least 21 days to review this Agreement. The company further advises the Consultant that in accordance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, he has seven days after the signing of this Agreement to revoke the Agreement.

10/29/99                               /s/ JACK P. REID
-----------------------                ---------------------------------
DATE                                   Consultant


10/29/99                               /s/ MATTHEW P. CLIFTON
-----------------------                ---------------------------------
DATE                                   Holly Corporation

                                       By: Matthew P. Clifton
                                          ------------------------------
                                       Its: President
                                           -----------------------------


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